EXHIBIT 99




      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Michael E. DeHaan, Chairman, President and Chief Executive Officer, and Karen M. Wirth, Treasurer of Chesterfield Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2002 and that to the best of his or her knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.






November 8, 2002                             /s/ Michael E. DeHaan
----------------                             -----------------------------------
  Date                                       Michael E. DeHaan
                                             Chairman, President and
                                             Chief Executive Officer


November 8, 2002                             /s/ Karen M. Wirth
----------------                             -----------------------------------
  Date                                       Karen M. Wirth
                                             Treasurer (Chief Financial Officer)